UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 6, 2021

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2021, Robert D. Daleo, a member of the Board of Directors of Citrix Systems, Inc. (the “Company”) since 2013, notified the Company that he will not stand for re-election at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”) to be held on June 4, 2021. Mr. Daleo advised the Company that his decision to not stand for re-election did not involve any disagreement with the Company. Mr. Daleo will continue to serve as a director until the 2021 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: April 9, 2021	By:	/s/ Antonio G. Gomes
Name: Antonio G. Gomes
Title: Executive Vice President and Chief Legal Officer